ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION
OF
PAINEWEBBER RMA MONEY FUND, INC.

	FIRST: The Board of Directors of PaineWebber RMA Money Fund, Inc., a Maryland corporation ("Corporation"), by action on March 28, 2001, has increased the aggregate number of shares of common stock that the Corporation has authority to issue from a total of sixty billion (60,000,000,000) shares to a total of ninety billion (90,000,000,000) shares. Of the sixty billion shares of common stock that the Corporation previously was authorized to issue, thirty billion (30,000,000,000) shares were classified as the Money Market Portfolio series, ten billion (10,000,000,000) shares were classified as the U.S. Government Portfolio series and twenty billion (20,000,000,000) shares were classified as the PaineWebber
Retirement Money Fund series.   Of the ninety billion shares of
common stock that the Corporation now is authorized to issue, sixty billion (60,000,000,000) shares are classified as the Money Market Portfolio series, ten billion (10,000,000,000) shares are classified as the U.S. Government Portfolio series and twenty billion (20,000,000,000) shares are classified as the PaineWebber Retirement Money Fund series. The par value of the shares of common stock remains 1/10 of one cent ($0.001) per share. Immediately before the increase in the aggregate number of authorized shares, the aggregate par value of all of the shares was $60,000,000; as increased, the aggregate par value of all of the shares is $90,000,000.

	SECOND: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

	THIRD: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with 2-105(c) of the Maryland General
Corporation Law.

	IN WITNESS HEREOF, the undersigned Vice President and Secretary of PaineWebber RMA Money Fund, Inc., hereby executes these Articles Supplementary on behalf of the Corporation and hereby acknowledges these Articles Supplementary to be the act of the Corporation and further states under the penalties of perjury that, to the best of her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.



Date:   April 2, 2001	/s/ Dianne E. O'Donnell
	Dianne E. O'Donnell
	Vice President and Secretary
	PaineWebber RMA Money Fund, Inc.

Attest: /s/ Evelyn De Simone
	Evelyn De Simone
	Assistant Secretary
	PaineWebber RMA Money Fund, Inc.




ARTICLES OF AMENDMENT
OF
RESTATEMENT OF ARTICLES OF INCORPORATION
OF
PAINEWEBBER RMA MONEY FUND, INC.

	PaineWebber RMA Money Fund, Inc., a Maryland Corporation, having its principal office in Baltimore, Maryland (the "Corporation"), desiring to change its name to UBS PaineWebber RMA Money Fund, Inc., hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:
	Article SECOND of the Restatement of Articles of Incorporation of the Corporation is amended by striking "PaineWebber RMA Money Fund, Inc." and substituting therefore "UBS PaineWebber RMA Money Fund,
Inc."

SECOND:
	Article FIFTH of the Restatement of Articles of Incorporation of the Corporation is amended by striking "PaineWebber Retirement
Money Fund" and substituting therefor "UBS PaineWebber Retirement
Money Fund."

THIRD:
	Article ELEVENTH of the Restatement of Articles of Incorporation of the Corporation is amended by striking the present article and substituting therefor the following:
	The Corporation acknowledges that it is adopting its corporate name through permission of UBS PaineWebber Inc., and agrees that UBS PaineWebber Inc. reserves to itself and any successor to its business the right to grant the non-exclusive right to use the name "UBS PaineWebber RMA Money Fund, Inc."
or "UBS PaineWebber Fund" or "UBS PaineWebber" or any similar name to any other corporation or entity, including but not limited to any investment company of which UBS PaineWebber
Inc. or any subsidiary or affiliate thereof or any successor to the business thereof shall be the investment adviser, administrator or distributor.

FOURTH:
	These amendments were approved by the Board of Directors on March
28, 2001.

IN WITNESS WHEREOF, PaineWebber RMA Money Fund, Inc., has caused these presents to be signed in its name on its behalf by its Vice
President and Secretary and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this _____ day of April, 2001.

PaineWebber RMA Money Fund, Inc.

By:  /s/ Dianne E. O'Donnell
Dianne E. O'Donnell
Vice President and Secretary

Attest:


/s/ Keith A. Weller
Keith A. Weller
Assistant Secretary



THE UNDERSIGNED, Vice President and Secretary of PaineWebber RMA Money Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

						/s/ Dianne E. O'Donnell
	Dianne E. O'Donnell
						Vice President and Secretary